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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20459
                                   ----------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                         Date of report: October 6, 2003
                        (Date of earliest event reported)




                              CLC HEALTHCARE, INC.
             (Exact name of Registrant as specified in its charter)





             Nevada                       1-14151                 91-1895305
 (State or other jurisdiction of   (Commission file number)     (I.R.S. Employer
    incorporation or organization)                            Identification No)



                            7610 N. Stemmons Freeway
                                    Suite 500
                                Dallas, TX 75247
                    (Address of principal executive offices)


                                 (214) 905-9033
              (Registrant's telephone number, including area code)





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Item 5. -- Other Events

On October 6, 2003, the Registrant announced that its Board of Directors had approved an Agreement and Plan of Merger ("Agreement") with Center Healthcare, Inc. ("CHI") and its wholly owned subsidiary, CHMS, Inc. The Agreement provides that should the merger be approved by sixty-six and two thirds percent (66 2/3%) of the holders of the Registrant's common stock, each outstanding common share of the Registrant's stock will receive $1.00 in cash. The Registrant would become a wholly owned subsidiary of CHI.

The Registrant disclosed that the Agreement also contains customary conditions to closing and that it had established October 10, 2003, to be the date of record for shareholders to vote at a Special Meeting. The Registrant will immediately file a preliminary proxy statement with the Securities and Exchange Commission and will announce the date of the Special Meeting of the Stockholders at the time the proxy statement is mailed to stockholders.




                                    SIGNATURE


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        CLC HEALTHCARE, INC.



Dated:  October 7, 2003                 By:      /s/ ANDREW M. KERR
                                                 ------------------
                                                 Andrew M. Kerr
                                                 Chief Financial Officer







                                  EXHIBIT INDEX

Exhibit 99.1      Press release dated October 6, 2003